SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                               November 27, 1996
                       (Date of earlilest event reported)



                     Second National Financial Corporation
             (Exact Name of Registrant as specified in its Charter)



       Virginia                                           54-1542438
(State or other jurisdiction                  (IRS Employer Identification No.)
     of incorporation)



                             102 South Main Street
                                  P. O. Box 71
                         Culpeper, Virginia 22701-0071
                    (Address of principal executive offices)


                                 (540) 825-4800
                        (Registrant's telephone number)
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Item 5.  Other Events.

         The Company recently announced the retirement of W. Douglas Kyle, Jr., President and Chief Executive Officer of the Company and its primary subsidiary, Second Bank & Trust (the "Bank"), effective December 31, 1996. Mr. Kyle has worked for the Bank for 37 years, seven years as President and CEO. He has served on the Board of the Bank since 1986 and on the Board of the Company since its formation in 1990. Mr. Kyle chose to take advantage of an early retirement program offered to certain employees of the Bank.

         The Board of the Company and the Bank has named O.R. (Ed) Barham as President and Chief Executive Officer of the Company and the Bank. Mr. Barham has served as Senior Vice President of the Bank in charge of lending since 1993. Mr. Barham was hired with the expectation that he would succeed Mr. Kyle, and the Board has confidence in Mr. Barham's abilities to lead the Company into the next century. A copy of a press release provided to the local newspapers is attached. Any questions should be addressed to Jeffrey W. Farrar, Vice President and Cashier at the Bank, at the number listed on the attachment.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SECOND NATIONAL FINANCIAL CORPORATION



Date:  11/27/96                  By: /s/ W. DOUGLAS KYLE, JR.
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                                         W. Douglas Kyle, Jr.
                                         President and Chief Executive Officer

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                                   ATTACHMENT

                                  PRESS RELEASE

                               Second Bank & Trust
                                   P.O. Box 71
                            Culpeper, Virginia 22701
                                 (540) 825-4800

For Immediate Release

Date:             October 29, 1996
Contact:          Jeffrey W. Farrar
Phone:            (540) 825-4800
Fax:              (540) 825-6778


              Kyle Elects Early Retirement - Barham Named President

Culpeper, Virginia -- The Board of Directors have announced that W. Douglas Kyle, Jr. has elected to take early retirement under an early retirement plan offered by the bank effective December 31, 1996. Mr. Kyle said, "as a result of the excellent investment performance of the assets in the bank's pension plan allowing the bank to substantially improve its early retirement benefit, I couldn't pass up the opportunity." Kyle stated, "this opportunity couldn't have come at a better time. The Bank's earnings are at an all time high; the asset quality of the bank is excellent; and the bank has seasoned management in place."

A native of Culpeper county, Kyle began his thirty-seven year career at Second Bank & Trust (formerly Second National Bank) as a bookkeeper in 1959 and has served the bank in numerous capacities since that time. He rose through the ranks and was first elected as an officer in 1965 with the title of Assistant Trust Officer. He was promoted to Vice President and head of the bank's Trust Department in 1973 and was made Senior Vice President in 1981. In 1986, Kyle was elected to the Board of Directors and in 1989 was promoted to President and Chief Executive Officer. During his tenure and leadership as President, the bank formed a holding company (Second National Financial Corporation), vastly improved the bank's asset quality, remodeled and expanded the main office facility while simultaneously installing an in-house main frame computer system. In addition, the bank implemented a dividend reinvestment plan, changed its charter from a National to a State Bank, introduced a secondary mortgage loan department, opened its fifth banking location (Locust Grove, Virginia) and most recently made available a full line of non-traditional bank investment products and services. When Kyle joined the bank in 1959, total assets were $9,000,000 with a total of 18 employees and one bank location. As of October 28, 1996, total assets are $207,000,000 with a total equivalent of 74 full time employees and five banking offices. When asked of his future plans, Kyle said, "I plan to enjoy time with my wife Peggy, children, and grandchildren".

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As a result of Kyle's early retirement, the Board of Directors has named O. R.
(Ed) Barham as President and Chief Executive Officer of Second Bank & Trust. Barham joined the bank in 1993 as Senior Vice President in charge of the Bank's lending department. Prior to joining Second Bank & Trust, he was with NationsBank as a Regional Vice President. Barham holds an under graduate degree from the University of North Carolina at Chapel Hill and an MBA from the University of North Carolina at Greensboro. Mr. Barham, along with his wife Susan and daughters Caroline and Lily, reside in Culpeper.

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